Exhibit 99.1

MGM GROWTH PROPERTIES LLC

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

MGM Growth Properties LLC (“MGP”) is a publicly traded controlled real estate investment trust, primarily engaged in the real property business, which consists of owning, acquiring and leasing large-scale destination entertainment and leisure resorts, whose tenants generally offer diverse amenities including casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP conducts its operations through and consolidates MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a limited partnership formed in Delaware on January 6, 2016. A wholly owned subsidiary of the Operating Partnership (the “Landlord”) leases all of its real estate properties back to a wholly owned subsidiary of MGM (the “Tenant”) under a master lease agreement (the “Master Lease”).

On April 25, 2016, MGM Resorts International (“MGM”) engaged in a series of transactions (the “Formation Transactions”), in which certain subsidiaries of MGM transferred the real estate assets of The Mirage, Mandalay Bay, Luxor, New York-New York, Monte Carlo, Excalibur, The Park, Gold Strike Tunica, MGM Grand Detroit and Beau Rivage (collectively, the “IPO Properties”) to newly formed subsidiaries and subsequently transferred 100% ownership interest in such subsidiaries to the Operating Partnership pursuant to a master contribution agreement in exchange for Operating Partnership units representing limited partner interests in the Operating Partnership. These subsidiaries subsequently underwent a series of restructuring transactions resulting in a subsidiary of the Operating Partnership owning 100% of the equity in the Landlord. In connection with the Formation Transactions, the Landlord leased the IPO Properties to the Tenant under the Master Lease. For periods prior to April 25, 2016, the financial statements of MGP represent the IPO Properties which have been determined to be MGP’s predecessor for accounting purposes.

On May 31, 2016, MGM entered into a definitive agreement to acquire Boyd Gaming Corporation’s ownership interest in Borgata Hotel Casino and Spa (“Borgata”) and completed the acquisition of Borgata on August 1, 2016. Pursuant to a master transaction agreement by and between MGM, MGP, the Operating Partnership, the Landlord and the Tenant, concurrently with the acquisition, MGM transferred all of Borgata’s real estate assets to the Landlord (the “Borgata Transaction”).

The Master Lease provides the Operating Partnership with a right of first offer with respect to MGM National Harbor in Maryland, which commenced operations on December 8, 2016, and MGM’s development property located in Springfield, Massachusetts, which the Operating Partnership may exercise should MGM elect to sell these properties in the future. Pursuant to this right under the Master Lease, MGM notified the Operating Partnership of its election to sell the real estate assets related to MGM National Harbor, primarily comprising its interest in the underlying ground lease and related buildings and improvements, and offered the Operating Partnership the right to purchase such real estate assets.

On October 5, 2017 the Operating Partnership completed its acquisition of MGM National Harbor’s real estate assets (the “MGM National Harbor Transaction”) pursuant to which MGM National Harbor, LLC (“MGM National Harbor”), a subsidiary of MGM, assigned its real estate assets to the Operating Partnership in exchange for a combination of cash, the assumption of certain debt from MGM National Harbor and the issuance of Operating Partnership units by the Operating Partnership to MGM National Harbor. The Operating Partnership funded the acquisition, in part, with proceeds from the issuance and sale of Operating Partnership units to MGP (which MGP purchased with the net proceeds from the issuance and sale of Class A shares of approximately $387.5 million (the “MGP Equity Offering”)), as well as the net proceeds of approximately $344.6 million from the issuance of the Operating Partnership’s 4.500% senior notes due 2028 (the “Senior Notes” and, the issuance of Senior Notes together with the MGP Equity Offering, the “Financing Transactions”). The Financing Transactions occurred in September 2017.

The MGM National Harbor Transaction, in which the MGM National Harbor assets were assigned from MGM National Harbor to the Landlord, is considered to be a transaction between legal entities under common control and has been accounted for under the common control subsections of Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), as published by the Financial Accounting Standards Board. Under the common control subsections of ASC 805, such assets are recorded by MGP and the Operating Partnership on the same basis as that established by MGM. Any difference between the basis of the real estate assets contributed by MGM and the purchase price consideration paid by MGP and the Operating Partnership is recorded as an adjustment to equity and partners’ capital, respectively.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 gives effect to the MGM National Harbor Transaction as if it had occurred on September 30, 2017. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2016 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 give effect to the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions as if they had occurred on January 1, 2016. Such information is based on certain assumptions that management currently believes are (i) directly attributable to these transactions, (ii) factually supportable and, (iii) with respect to the statements of operations, expected to have a continuing impact on MGP’s and the Operating Partnership’s consolidated results. The unaudited pro forma condensed combined and consolidated financial information was based on, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined and consolidated financial information;

•	the separate condensed consolidated financial statements and the accompanying notes of MGP and the Operating Partnership as of and for the nine months ended September 30, 2017, as contained in MGP’s and the Operating Partnership’s Combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 9, 2017; and

•	the separate combined and consolidated financial statements and the accompanying notes of MGP and the Operating Partnership as of, and for the year ended, December 31, 2016 as contained in MGP’s and the Operating Partnership’s Combined Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 6, 2017.

The unaudited pro forma condensed combined and consolidated financial information is provided for informational purposes only and does not purport to represent what MGP’s or the Operating Partnership’s results of operations or financial condition would have been had the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the Financing Transactions actually occurred on the dates indicated, or purport to project MGP’s or the Operating Partnership’s results of operations or financial condition for any future period or as of any future date. No adjustment has been made for actions that may be taken once the transactions closed, such as any of the Operating Partnership’s integration plans related to MGM National Harbor. As a result, the actual amounts recorded in the consolidated financial statements of MGP and the Operating Partnership may differ from the amounts reflected in the unaudited pro forma condensed combined and consolidated financial information, and the differences may be material.

MGM Growth Properties LLC

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2017

(in thousands)

	MGP (Historical)	Pro Forma Adjustments (MGM National Harbor Transaction) (a)	MGP (Pro Forma)
Assets
Real estate investments, net	$8,911,648	$1,186,192	$10,097,840
Cash and cash equivalents	1,138,801	(905,451)	233,350
Tenant and other receivables, net	6,104	—	6,104
Prepaid expenses and other assets	8,890	—	8,890
Above market lease, asset	44,981	—	44,981

Total assets	$10,110,424	$280,741	$10,391,165

Liabilities
Debt, net	$3,940,803	$—	$3,940,803
Due to MGM Resorts International and affiliates	524	—	524
Accounts payable, accrued expenses and other liabilities	12,281	(1,059)	11,222
Above market lease, liability	47,291	—	47,291
Accrued interest	27,393	—	27,393
Dividend payable	101,222	—	101,222
Deferred revenue	115,195	—	115,195
Deferred income taxes, net	25,368	—	25,368

Total liabilities	4,270,077	(1,059)	4,269,018
Commitments and contingencies
Shareholders’ equity
Class A shares	—	—	—
Additional paid-in capital	1,697,014	19,991	1,717,005
Accumulated deficit	(73,893)	(4,502)	(78,395)
Accumulated other comprehensive income (loss)	(308)	—	(308)

Total Class A shareholders’ equity	1,622,813	15,489	1,638,302
Noncontrolling interest	4,217,534	266,311	4,483,845

Total shareholders’ equity	5,840,347	281,800	6,122,147

Total liabilities and shareholders’ equity	$10,110,424	$280,741	$10,391,165

MGM Growth Properties LLC

Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands except share and per share amounts)

	MGP (Historical)	Pro Forma Adjustments (Formation Transactions) (1/1/2016 - 4/25/2016)		Pro Forma Adjustment (Borgata Transaction) (1/1/2016 - 8/1/2016)		MGP (Pro Forma Adjusted for Formation Transactions and Borgata Transaction)	Pro Forma Adjustment (MGM National Harbor Transaction and Financing Transactions)		MGP (Pro Forma Combined)
Revenues
Rental revenue	$419,239	$174,897	(aa)	$58,582	(aa)	$652,718	$95,397	(kk)	$748,115
Tenant reimbursements and other	48,309	16,891	(bb)	3,530	(bb)	68,730	14,518	(ll)(nn)	83,248

	467,548	191,788		62,112		721,448	109,915		831,363

Expenses
Depreciation	220,667	—		22,731	(cc)	243,398	39,636	(oo)	283,034
Property transactions, net	4,684	—		—		4,684	—		4,684
Property taxes	65,120	—		3,530	(bb)	68,650	347	(ll)	68,997
Property insurance	2,943	(2,943	) (dd)	—		—	—		—
Amortization of above market lease, net	286	—		398	(ee)	684	—		684
Acquisition-related expenses	10,178	—		(10,178	) (ff)	—	—		—
General and administrative	9,896	367	(gg)	—		10,263	15,620	(nn)	25,883

	313,774	(2,576)		16,481		327,679	55,603		383,282

Operating income (loss)	153,774	194,364		45,631		393,769	54,312		448,081
Non-operating income (expense)
Interest income	774	—		—		774	—		774
Interest expense	(116,212)	(54,591	) (hh)	(6,374	) (hh)	(177,177)	(16,087	) (pp)	(193,264)
Other non-operating	(726)	—		—		(726)	—		(726)

	(116,164)	(54,591)		(6,374)		(177,129)	(16,087)		(193,216)

Income (loss) before income taxes	37,610	139,773		39,257		216,640	38,225		254,865
Provision for income taxes	(2,264)	—		(4,107	) (ii)	(6,371)	—		(6,371)

Net income (loss)	35,346	139,773		35,150		210,269	38,225		248,494
Less: Net (income) loss attributable to noncontrolling interest	(5,408)	(122,986	) (jj)	(30,584	) (jj)	(158,978)	(21,595	) (qq)	(180,573)

Net income attributable to Class A shareholders	$29,938	$16,787		$4,566		$51,291	$16,630		$67,921

Weighted average Class A shares outstanding:
Basic	57,502,158					57,502,158	13,225,000	(rr)	70,727,158
Diluted	57,751,489					57,751,489	13,225,000	(rr)	70,976,489
Per Class A share data
Net income per Class A share (basic)	$0.52					$0.89			$0.96

Net income per Class A share (diluted)	$0.52					$0.89			$0.96

MGM Growth Properties LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2017

(in thousands except share and per share amounts)

	MGP (Historical)	Pro Forma Adjustments (MGM National Harbor Transaction and Financing Transactions)		MGP (Pro Forma Combined)

Revenues
Rental revenue	$489,532	$71,548	(kk)	$561,080
Tenant reimbursements and other	61,621	21,129	(ll)(nn)	82,750

	551,153	92,677		643,830

Expenses
Depreciation	190,573	29,725	(oo)	220,298
Property transactions, net	19,104	—		19,104
Property taxes	60,112	10,501	(ll)	70,613
Property insurance	—	—		—
Amortization of above market lease, net	515	—		515
Acquisition-related expenses	1,059	(1,059	) (mm)	—
General and administrative	8,223	11,715	(nn)	19,938

	279,586	50,882		330,468

Operating income (loss)	271,567	41,795		313,362
Non-operating income (expense)
Interest income	3,039	—		3,039
Interest expense	(134,998)	(11,627	) (pp)	(146,625)
Other non-operating	(1,438)	—		(1,438)

	(133,397)	(11,627)		(145,024)

Income (loss) before income taxes	138,170	30,168		168,338
Provision for income taxes	(3,903)	—		(3,903)

Net income (loss)	134,267	30,168		164,435
Less: Net (income) loss attributable to noncontrolling interest	(101,214)	(18,359	) (qq)	(119,573)

Net income attributable to Class A shareholders	$33,053	$11,809		$44,862

Weighted average Class A shares outstanding:
Basic	58,612,916	12,256,136	(rr)	70,869,052
Diluted	58,807,832	12,256,136	(rr)	71,063,968
Per Class A share data
Net income per Class A share (basic)	$0.56			$0.63

Net income per Class A share (diluted)	$0.56			$0.63

MGM Growth Properties Operating Partnership LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2017

(in thousands)

	Operating Partnership (Historical)	Pro Forma Adjustments (MGM National Harbor Transaction) (a)	Operating Partnership (Pro Forma)
Assets
Real estate investments, net	$8,911,648	$1,186,192	$10,097,840
Cash and cash equivalents	1,138,801	(905,451)	233,350
Tenant and other receivables, net	6,104	—	6,104
Prepaid expenses and other assets	8,890	—	8,890
Above market lease, asset	44,981	—	44,981

Total assets	$10,110,424	$280,741	$10,391,165

Liabilities
Debt, net	$3,940,803	$—	$3,940,803
Due to MGM Resorts International and affiliates	524	—	524
Accounts payable, accrued expenses and other liabilities	12,281	(1,059)	11,222
Above market lease, liability	47,291	—	47,291
Accrued interest	27,393	—	27,393
Dividend payable	101,222	—	101,222
Deferred revenue	115,195	—	115,195
Deferred income taxes, net	25,368	—	25,368

Total liabilities	4,270,077	(1,059)	4,269,018
Commitments and contingencies
Partners’ capital
General partner	—	—	—
Limited partners	5,840,347	281,800	6,122,147

Total partners’ capital	5,840,347	281,800	6,122,147

Total liabilities and partners’ capital	$10,110,424	$280,741	$10,391,165

MGM Growth Properties Operating Partnership LP

Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands)

	Operating Partnership (Historical)	Pro Forma Adjustments (Formation Transactions) (1/1/2016 - 4/25/2016)		Pro Forma Adjustment (Borgata Transaction) (1/1/2016 - 8/1/2016)		Operating Partnership (Pro Forma Adjusted for Formation Transactions and Borgata Transaction)	Pro Forma Adjustment (MGM National Harbor Transaction and Financing Transactions)		Operating Partnership (Pro Forma Combined)
Revenues
Rental revenue	$419,239	$174,897	(aa)	$58,582	(aa)	$652,718	$95,397	(kk)	$748,115
Tenant reimbursements and other	48,309	16,891	(bb)	3,530	(bb)	68,730	14,518	(ll)(nn)	83,248

	467,548	191,788		62,112		721,448	109,915		831,363

Expenses
Depreciation	220,667	—		22,731	(cc)	243,398	39,636	(oo)	283,034
Property transactions, net	4,684	—		—		4,684	—		4,684
Property taxes	65,120	—		3,530	(bb)	68,650	347	(ll)	68,997
Property insurance	2,943	(2,943	) (dd)	—		—	—		—
Amortization of above market lease, net	286	—		398	(ee)	684	—		684
Acquisition-related expenses	10,178	—		(10,178	) (ff)	—	—		—
General and administrative	9,896	367	(gg)	—		10,263	15,620	(nn)	25,883

	313,774	(2,576)		16,481		327,679	55,603		383,282

Operating income (loss)	153,774	194,364		45,631		393,769	54,312		448,081
Non-operating income (expense)
Interest income	774	—		—		774	—		774
Interest expense	(116,212)	(54,591	) (hh)	(6,374	) (hh)	(177,177)	(16,087	) (pp)	(193,264)
Other non-operating	(726)	—		—		(726)	—		(726)

	(116,164)	(54,591)		(6,374)		(177,129)	(16,087)		(193,216)

Income (loss) before income taxes	37,610	139,773		39,257		216,640	38,225		254,865
Provision for income taxes	(2,264)	—		(4,107	) (ii)	(6,371)	—		(6,371)

Net income (loss)	$35,346	$139,773		$35,150		$210,269	$38,225		$248,494

MGM Growth Properties Operating Partnership LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2017

(in thousands)

	Operating Partnership (Historical)	Pro Forma Adjustment (MGM National Harbor Transaction and Financing Transactions)		Operating Partnership (Pro Forma Combined)

Revenues
Rental revenue	$489,532	$71,548	(kk)	$561,080
Tenant reimbursements and other	61,621	21,129	(ll)(nn)	82,750

	551,153	92,677		643,830

Expenses
Depreciation	190,573	29,725	(oo)	220,298
Property transactions, net	19,104	—		19,104
Property taxes	60,112	10,501	(ll)	70,613
Property insurance	—	—		—
Amortization of above market lease, net	515	—		515
Acquisition-related expenses	1,059	(1,059	) (mm)	—
General and administrative	8,223	11,715	(nn)	19,938

	279,586	50,882		330,468

Operating income (loss)	271,567	41,795		313,362
Non-operating income (expense)
Interest income	3,039	—		3,039
Interest expense	(134,998)	(11,627	) (pp)	(146,625)
Other non-operating	(1,438)	—		(1,438)

	(133,397)	(11,627)		(145,024)

Income (loss) before income taxes	138,170	30,168		168,338
Provision for income taxes	(3,903)	—		(3,903)

Net income (loss)	$134,267	$30,168		$164,435

MGM GROWTH PROPERTIES LLC

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1—Balance Sheet Pro Forma Adjustments

Pro Forma Adjustments—MGM National Harbor Transaction and the Financing Transactions:

(a) The MGM National Harbor Transaction is accounted for under the common control subsections of ASC 805. Under the common control subsections of ASC 805, such assets are recorded by MGP and the Operating Partnership on the same basis as that established by MGM. As of September 30, 2017, the estimated the net carrying value of the MGM National Harbor assets was $1.19 billion, solely comprising the estimated net carrying value of the buildings and improvements at MGM National Harbor, including accumulated depreciation of $49.4 million. The land at MGM National Harbor is subject to a ground lease and not included in the estimate of the net carrying value of the MGM National Harbor assets.

The Operating Partnership purchased from MGM all of MGM National Harbor’s interest in the MGM National Harbor assets for consideration of $1,187.5 million consisting of (i) cash consideration of $462.5 million, (ii) the assumption of MGM National Harbor’s $425.0 million term loan facility and (iii) the issuance of 9,771,987 Operating Partnership units to MGM National Harbor with an aggregate value of $300.0 million based on a price per unit equal to the closing price of MGP’s Class A shares on the NYSE on September 5, 2017. The difference between the basis of the real estate assets contributed by MGM and the purchase consideration is recorded by MGP and the Operating Partnership as an adjustment to equity and partners’ capital, respectively.

Cash consideration and transaction expenses directly attributable to the transaction, as well as the repayment of the $425.0 million of assumed debt by the Operating Partnership, was funded with a combination of cash on hand, approximately $387.5 million in net proceeds from the MGP Equity Offering and approximately $344.6 million in net proceeds from the issuance of the Senior Notes. The Financing Transactions closed in September 2017 and are reflected in MGP’s and the Operating Partnership’s historical balance sheets as of September 30, 2017.

The Operating Partnership incurred approximately $18.0 million of expenses directly attributable to the MGM National Harbor Transaction. Approximately $1.1 million of such expenses were accrued in the historical condensed consolidated balance sheets of MGP and the Operating Partnership at September 30, 2017. The remaining $16.9 million of expenses directly attributable to the MGM National Harbor Transaction have been reflected as adjustments to accumulated deficit and noncontrolling interest, and limited partners’ capital in the unaudited pro forma condensed consolidated balance sheets of MGP and the Operating Partnership, respectively. Such expenses were not reflected in the unaudited pro forma condensed combined and consolidated statements of operations as they were not determined to have a continuing effect.

On a pro forma basis giving effect to the MGM National Harbor Transaction, certain of MGM’s operating and other subsidiaries own 195,134,123 of the 266,030,918 total Operating Partnership units outstanding as of September 30, 2017, entitling MGM to 73.4% of the economic interest in the Operating Partnership. The Operating Partnership issued 9,771,987 Operating Partnership units in connection with the MGM National Harbor Transaction based on a price per unit equal to the closing price of MGP’s Class A shares on the NYSE on September 5, 2017.

Note 2—Statement of Operations Pro Forma Adjustments

Pro Forma Adjustments – Formation Transactions and Borgata Transaction:

(aa) Represents rental income associated with the rent from the Master Lease. Base rent under the Master Lease includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). Thereafter, the annual escalator of 2.0% will be subject to the Tenant and, without duplication, the MGM operating subsidiary sublessees of the Tenant collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the Master Lease (as determined in accordance with accounting principles generally accepted in the United States, adjusted to exclude net revenue attributable to certain scheduled subleases and, at the Tenant’s option, reimbursed cost revenues). The first 2.0% fixed annual rent escalator went into effect on April 1, 2017. Because the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2016 gives effect to the Formation Transactions and Borgata Transaction as if they had occurred on January 1, 2016, the effect of this escalator is not reflected, as it would not have occurred until January 1, 2017. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2017 includes the effect of this escalator within the historical results of MGP and the Operating Partnership. Percentage rent under the Master Lease is initially a fixed amount for approximately the first six years of the Master Lease and will then be adjusted every five years based on the average actual annual net revenues from the leased properties subject to the Master Lease at such time (excluding net revenue attributable to certain scheduled subleases and, at the Tenant’s option, certain reimbursed costs) for the trailing five- calendar-year period. Base rent and percentage rent under the Master Lease known at the lease commencement date is recorded on a straight-line basis over the initial ten-year non-cancelable lease term and all four five-year renewal terms under the Master Lease, as such renewal terms have been determined to be reasonably assured.

As a result of the consummation of the Borgata Transaction, the initial annual rent under the Master Lease increased by $100.0 million, prorated for the remainder of the lease year, $90.0 million of which relates to base rent under the Master Lease and the remaining $10.0 million of which relates to percentage rent under the Master Lease. Following the closing of the Borgata Transaction and through April 1, 2017, base rent under the Master Lease was $585.0 million and percentage rent under the Master Lease was $65.0 million.

For the year ended December 31, 2016, pro forma rental revenue recognized, as adjusted for the Formation Transactions and Borgata Transaction, is $652.7 million compared to total lease payments due under the Master Lease of $650.0 million. The difference of $2.7 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(bb) Represents revenue for the property taxes paid by the Tenant under the Master Lease with an offsetting expense recorded in operating expenses, as the Landlord is the primary obligor.

(cc) Depreciation amounts were determined based on management’s evaluation of the estimated remaining useful lives of the real estate assets of the Borgata. The values allocated to buildings, building improvements, land improvements, fixtures and integral equipment are depreciated on a straight-line basis using an estimated useful life. In utilizing these useful lives for determining the pro forma adjustments, management considered the length of time the property had been in existence, the maintenance history and anticipated future maintenance.

(dd) Represents the elimination of property insurance expense, which is paid directly by the Tenant under the terms of the Master Lease.

(ee) Represents the net effect of the amortization of the unfavorable lease liability related to certain ground leases expiring in 2070, which were assigned to the Landlord in connection with the Borgata Transaction, and under which the Landlord is the primary obligor, as well as the favorable lease asset representing future favorable lease reimbursements from the Tenant to the Landlord under the Master Lease, which extends through 2046.

(ff) Represents the elimination of nonrecurring transaction costs incurred during the year ended December 31, 2016 of $10.2 million that are directly related to the acquisition of Borgata and included in the historical results of the Operating Partnership.

(gg) Represents expense related to the base salary and annual equity awards pursuant to the employment agreements with MGP’s Chief Executive Officer and Chief Financial Officer.

(hh) Represents interest expense related to borrowings that were incurred by the Operating Partnership in connection with the Formation Transactions and the Borgata Transaction, including the amortization of debt issuance costs. It is estimated that a one-eighth percentage change in the annual interest rates on the Operating Partnership’s variable rate obligations (including its Revolving Credit Facility, which bears interest at LIBOR plus 2.25% to 2.75%) would change interest expense related to these borrowings by $2.9 million for the year ended December 31, 2016.

(ii) The Landlord is required to join in the filing of a New Jersey consolidated corporation business tax return under the New Jersey Casino Control Act and include in such return its income and expenses associated with its New Jersey assets and is thus subject to an entity level tax in New Jersey. Although the consolidated New Jersey return also includes MGM and certain of its subsidiaries, the Operating Partnership is required to record New Jersey state income taxes in its consolidated financial statements as if the Landlord was taxed for state purposes on a stand-alone basis. MGP, the Operating Partnership and MGM have entered into a tax sharing agreement providing for an allocation of taxes due in the consolidated New Jersey return. Pursuant to this agreement, the Landlord will only be responsible for New Jersey taxes on any gain that may be realized upon a future sale of the New Jersey assets resulting solely from an appreciation in value of such assets over their value on the date they were contributed to the Landlord by a subsidiary of MGM. MGM is responsible for all other taxes reported in the New Jersey consolidated return. The provision for current taxes and the deferred tax liability in MGP’s consolidated financial statements are attributable to noncontrolling interest since the payment of such taxes are the responsibility of MGM.

(jj) On a pro forma basis giving effect to the Formation Transactions and the Borgata Transaction, certain of MGM’s operating and other subsidiaries own 185,362,136 of the 242,862,136 total weighted average Operating Partnership units outstanding for the year ended December 31, 2016, entitling MGM to 76.3% of the economic interest in the Operating Partnership.

Pro Forma Adjustments – MGM National Harbor Transaction and the Financing Transactions:

(kk) As a result of the consummation of the MGM National Harbor Transaction, the annual rent under the Master Lease increased by $95.0 million, prorated for the remainder of the second lease year, $85.5 million of which relates to base rent under the Master Lease and the remaining $9.5 million of which relates to percentage rent under the Master Lease. For pro forma purposes, the Master Lease amendment related to the MGM National Harbor Transaction is reflected as if it were effective beginning on January 1, 2016 at the beginning of the initial lease year and subject to the fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). On a pro forma basis giving effect to the MGM National Harbor Transaction, base rent under the Master Lease for the initial lease year would have been $670.5 million and percentage rent under the Master Lease for the initial lease year would have been $74.5 million.

For the year ended December 31, 2016, additional pro forma rental revenue recognized related to the MGM National Harbor Transaction is $95.4 million compared to total related lease payments due under the Master Lease of $95.0 million. The difference of $0.4 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

For the nine months ended September 30, 2017, additional pro forma rental revenue recognized related to the MGM National Harbor Transaction is $71.5 million compared to total related lease payments due under the Master Lease of $72.5 million. The difference of $1.0 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(ll) Represents revenue for the additional property taxes paid by the Tenant under the Master Lease related to the MGM National Harbor assets with an offsetting expense recorded in operating expenses, as the Landlord is the primary obligor.

(mm) Represents the elimination of nonrecurring transaction costs incurred during the nine months ended September 30, 2017 of $1.1 million that are directly related to the acquisition of the MGM National Harbor assets and included in the historical results of the Operating Partnership.

(nn) The land on which National Harbor was developed is subject to a ground lease, which was assigned to the Operating Partnership in connection with the MGM National Harbor Transaction. Rent payments pursuant to this ground lease are reimbursed by the Tenant under the Master Lease over its related term, which extends through 2046. Reflects the straight-line ground lease expense through the end of the ground lease term, as well as the straight-line reimbursement revenue through 2046 in tenant reimbursements and other, as the Landlord is the primary obligor.

(oo) Represents the depreciation expense directly associated with the assignment of the MGM National Harbor assets to the Operating Partnership. These assets will be recorded at MGM’s historical cost as the MGM National Harbor Transaction does not result in a change in control.

(pp) Represents incremental interest expense related to Senior Notes that would have been incurred by the Operating Partnership in connection with the MGM National Harbor Transaction, including the amortization of related debt issuance costs.

(qq) On a pro forma basis giving effect to the Formation Transactions, the Borgata Transaction, the MGM National Harbor Transaction and the MGP Equity Offering, certain of MGM’s operating and other subsidiaries owned 195,134,123, of the 266,030,918 total weighted average Operating Partnership units outstanding for the nine months ended September 30, 2017, entitling MGM to 73.4% of the economic interest in the Operating Partnership.

(rr) Pro forma earnings per common share is based on historical MGP weighted average Class A shares outstanding, adjusted to assume the Class A shares issued by MGP in connection with the MGP Equity Offering were outstanding for the entire periods presented.